PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                             Six Months Ended
                                                                 June 30,
                                                          -------------------------
                                                           2003            2002
                                                          ----------     ----------

Net income...........................................     $ 160,936      $ 168,173
     Add:  Minority interest in income...............        21,438         21,955
     Less:  Minority interests in income which do not
        have fixed charges...........................        (6,444)        (5,492)
                                                          ----------     ----------
Income from continuing operations....................       175,930        184,636
     Interest expense................................           825          2,315
                                                          ----------     ----------
Total earnings available to cover fixed charges......     $176,7455      $ 186,951
                                                          ==========     ==========
 Total fixed charges - interest expense (including
   capitalized interest).............................     $   3,800      $   5,587
                                                          ==========     ==========

Cumulative Preferred Stock dividends.................     $  72,721      $  73,776
Preferred partnership unit distributions.............        13,453         13,453
                                                          ----------     ----------
Total preferred distributions........................     $  86,174      $  87,229
                                                          ==========     ==========

Total combined fixed charges and preferred distributions  $  89,974      $  92,816
                                                          ==========     ==========

 Ratio of earnings to fixed charges..................         46.51x         33.46x
                                                          ==========     ==========
 Ratio of earnings to combined fixed charges and
   preferred distributions...........................          1.96x          2.01x
                                                          ==========     ==========

                                                                              For the Year Ended December 31,
                                                          --------------------------------------------------------------------------
                                                            2002            2001            2000            1999           1998
                                                          ----------      ---------       ----------      ----------      ----------
                                                           (amounts in thousands, except ratios)
Net income...........................................     $ 318,738       $ 324,208       $ 297,088       $ 287,885       $ 227,019
     Add:  Minority interest in income...............        44,087          46,015          38,356          16,006          20,290
     Less:  Minority interests in income which do not
        have fixed charges...........................       (14,307)        (11,243)        (10,549)        (13,362)        (15,853)
                                                          ----------      ---------       ----------      ----------      ----------
Income from continuing operations....................       348,518         358,980         324,895         290,529         231,456
     Interest expense................................         3,809           3,227           3,293           7,971           4,507
                                                          ----------      ---------       ----------      ----------      ----------
Total earnings available to cover fixed charges......     $ 352,327       $ 362,207       $ 328,188       $ 298,500       $ 235,963
                                                          ==========      =========       ==========      ==========      ==========
 Total fixed charges - interest expense (including
   capitalized interest).............................     $  10,322       $  12,219       $  13,071       $  12,480       $   7,988
                                                          ==========      =========       ==========      ==========      ==========

Cumulative Preferred Stock dividends.................     $ 148,926       $ 117,979       $ 100,138       $  94,793       $  78,375
Preferred partnership unit distributions.............        26,906          31,737          24,859               -               -
                                                          ----------      ---------       ----------      ----------      ----------
Total preferred distributions........................     $ 175,832       $ 149,716       $ 124,997       $  94,793       $  78,375
                                                          ==========      =========       ==========      ==========      ==========

Total combined fixed charges and preferred distributions  $ 186,154       $ 161,935       $ 138,068       $ 107,273       $  86,363
                                                          ==========      =========       ==========      ==========      ==========

 Ratio of earnings to fixed charges..................         34.13x          29.64x          25.11x          23.92x          29.54x
                                                          ==========      =========       ==========      ==========      ==========
 Ratio of earnings to combined fixed charges and
   preferred distributions...........................          1.89x           2.24x           2.38x           2.78x           2.73x
                                                          ==========      =========       ==========      ==========      ==========

                                   Exhibit 12

                            PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                 Six Months Ended
                                                                     June 30,
                                                              -------------------------
                                                                 2003           2002
                                                              ----------     ----------

Supplemental Disclosure of Ratio of Earnings Before Interest, Taxes,
Depreciation and Amortization ("EBITDA") to Fixed Charges (a):
Net income...........................................         $ 160,936      $ 168,173
     Less:  (Gain)/Loss on sale of real estate and real
        estate investments...........................              (463)          (402)
     Add:  Depreciation and amortization.............            92,194         88,837
     Less:  Depreciation allocable to minority interests         (3,233)        (4,538)
     Add:  Depreciation included in equity in earnings
        of real estate entities......................            13,138         12,896
     Add:  Depreciation and amortization included in
        discontinued operations......................               282          1,212
     Add:  Minority interest - preferred.............            13,453         13,453
     Add:  Interest expense..........................               825          2,315
                                                              ----------     ----------
EBITDA available to cover fixed charges..............         $ 277,132      $ 281,946
                                                              ==========     ==========

 Total fixed charges - interest expense (including
   capitalized interest).............................         $   3,800      $   5,587


Cumulative Preferred Stock dividends.................         $  72,721      $  73,776
Preferred partnership unit distributions.............            13,453         13,453
                                                              ----------     ----------
Total preferred distributions........................         $  86,174      $  87,229
                                                              ==========     ==========

Total combined fixed charges and preferred distributions      $  89,974      $  92,816
                                                              ==========     ==========

 Ratio of EBITDA to fixed charges....................             72.92x         50.46x
                                                              ==========     ==========
 Ratio of EBITDA to combined fixed charges and preferred
   distributions.....................................              3.08x          3.04x
                                                              ==========     ==========

                                                                                  For the Year Ended December 31,
                                                             -----------------------------------------------------------------------
                                                                2002           2001           2000          1999            1998
                                                             ----------    -----------    -----------    ----------      -----------
                                                               (amounts in thousands, except ratios)
Supplemental Disclosure of Ratio of Earnings Before Interest,
Depreciation and Amortization ("EBITDA") to Fixed Charges (a):
Net income...........................................        $ 318,738     $ 324,208       $ 297,088      $ 287,885      $ 227,019
     Less:  (Gain)/Loss on sale of real estate and real
        estate investments...........................            2,541        (4,091)         (3,786)        (2,154)             -
     Add:  Depreciation and amortization.............          179,144       165,636         147,778        136,969        111,444
     Less:  Depreciation allocable to minority interests        (8,087)       (7,847)         (7,138)        (9,294)       (12,022)
     Add:  Depreciation included in equity in earnings
        of real estate entities......................           27,078        25,096          21,825         19,721         13,884
     Add:  Depreciation and amortization included in
        discontinued operations......................            2,504         2,425           1,189            750            355
     Add:  Minority interest - preferred.............           26,906        31,737          24,859              -              -
     Add:  Interest expense..........................            3,809         3,227           3,293          7,971          4,507
                                                             ----------    -----------     -----------    ----------     -----------
EBITDA available to cover fixed charges..............        $ 552,633     $ 540,391       $ 485,108      $ 441,848      $ 345,187
                                                             ==========    ===========     ===========    ==========     ===========

 Total fixed charges - interest expense (including
   capitalized interest).............................        $  10,322     $  12,219       $  13,071      $  12,480      $   7,988


Cumulative Preferred Stock dividends.................        $ 148,926     $ 117,979       $ 100,138      $  94,793      $  78,375
Preferred partnership unit distributions.............           26,906        31,737          24,859              -              -
                                                             ----------    -----------     -----------    ----------     -----------
Total preferred distributions........................        $ 175,832     $ 149,716       $ 124,997      $  94,793      $  78,375
                                                             ==========    ===========     ===========    ==========     ===========

Total combined fixed charges and preferred distributions     $ 186,154     $ 161,935       $ 138,068      $ 107,273      $  86,363
                                                             ==========    ===========     ===========    ==========     ===========

 Ratio of EBITDA to fixed charges....................            53.54x        44.23x          37.11x         35.40x         43.21x
                                                             ==========    ===========     ===========    ==========     ===========
 Ratio of EBITDA to combined fixed charges and preferred
   distributions.....................................             2.97x         3.34x           3.51x          4.12x          4.00x
                                                             ==========    ===========     ===========    ==========     ===========

(a) EBITDA represents earnings prior to interest, taxes, depreciation, amortization and gains on sale of real estate assets. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on a pre-depreciation basis.


                                   Exhibit 12